SECOND AMENDMENT TO
                 SOFTWARE DEVELOPMENT AND PUBLISHING AGREEMENT

This SECOND AMENDMENT TO SOFTWARE DEVELOPMENT AND PUBLISHING AGREEMENT ("Amendment") is entered into as of June 29, 1998, by and between Broderbund Software, Inc., a Delaware corporation ("Publisher"), and ModaCAD, Inc., a California corporation("Author").

                               R E C I T A L S :

A. WHEREAS, the parties have previously executed and delivered that certain Software Development and Publishing Agreement, dated March 15, 1996, as amended on October 11, 1996 (the "Agreement").

B. WHEREAS, the parties desire to further amend the Agreement in the manner set forth in this Amendment.

C. WHEREAS, except as expressly defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1. Definitions:

(a) The following definitions shall be added to the Agreement as if originally set forth therein:

"Additional Catalog Components means Catalog Components that are developed by or on behalf of Author after the date hereof, containing digital product catalogs of home furnishings and fixtures and interior design elements and materials offered by vendors other than the vendors of the furnishings and fixtures and interior design elements and materials contained in the Catalog Components existing as of the date hereof."

"Author Enhanced Core Technology means future enhancements to the Core Technology, or replacements thereof, developed by or on behalf of Author solely for use in or in connection with the Works, Derivative Works, Conversions, Derivative On-line Programs and Foreign Language Adaptations and all intellectual properties (including, without limitation, patents and copyrights, but excluding all trademarks and service marks) associated therewith."

"Publisher Enhanced Core Technology means future enhancements to the Core Technology, or replacements thereof, developed by or on behalf of Publisher and all intellectual properties (including, without limitation, patents and copyrights, but excluding all trademarks and service marks) associated therewith."

(b) Section 1.01 of the Agreement shall be deleted and restated as follows as if originally set forth therein:

"1.01 Catalog Components means components containing digital product catalogs of home furnishings and fixtures and interior design elements and materials, in existence on the date hereof and used in or in connection with the Works, Derivative Works, Conversions, Derivative On-line Programs and Foreign Language Adaptations, and including any future enhancements thereto acquired by Publisher pursuant to Sections 3(c) and (d) hereof."

(c) Section 1.03 of the Agreement shall be deleted and restated as follows as if originally set forth therein:

"1.03 Core Technology means Author's existing proprietary modeling and rendering technology currently used in or in connection with the Works, Derivative Works, Conversions, Derivative On-line Programs and Foreign Language Adaptations including, without limitation, its rendering features such as lighting, texture mapping, UV mapping and modeling and its database cataloging features such as pricing, rule-based validation and search and retrieval, and all intellectual properties (including, without limitation, patents and copyrights, but excluding all trademarks and service marks) associated therewith, excluding any Author Enhanced Core Technology (as defined above)."

2. (a) Section 2 of the Agreement shall be deleted in its entirety, provided, however, that, notwithstanding the foregoing, Author shall still be obligated to perform the obligations described in Section 2(b) and Section 2(c) hereof as if originally set forth therein.

(b) Section 2.02 of the Agreement shall be deleted and restated as follows as if originally set forth therein:

"2.02 Author Enhanced Core Technology. In the event that Publisher desires to obtain any rights in and to any Author Enhanced Core Technology that may exist from time to time after the date hereof, Publisher shall contact Author, and Author and Publisher shall commence good faith negotiations with respect to whether, and if so the terms upon which, the rights to any Author Enhanced Core Technology may be granted to Publisher, provided, however, that in no event shall Author have any obligation whatsoever to develop any Author Enhanced Core technology. "

(c) Author shall use commercial best efforts to deliver the Product Upgrade described on Schedule 2(b) attached hereto to Publisher as soon as practicable after the date hereof; provided, that following such delivery Author shall use its commercial best efforts to repair any errors in content or technical defects in regards to the program code, graphics or sound which impair the proper functioning of the Product Upgrade, by no later than July 31, 1998. Such commercial best efforts shall include, without limitation, making the personnel who developed the Product Upgrade available to perform such repair services until such time as Author's obligations under this Section 2(c) have terminated.

3. Section 3 of the Agreement shall be amended to provide:

(a) That the "term of the Agreement" referenced in Section 3.01 of the Agreement shall mean a perpetual term.

(b) That the fourth sentence of Section 3.01 of the Agreement shall be deleted.

(c) That,  in addition to the rights  granted to  Publisher  pursuant to Section
3.01 of the Agreement, Author hereby grants Publisher the right to create Publisher Enhanced Core Technology, and that Publisher shall have the perpetual, exclusive (even as against Author), worldwide, royalty-free license to publish, manufacture, reproduce, market, and distribute the Publisher Enhanced Core Technology solely in connection with the exploitation of the Works, Derivative Works, Conversions, Derivative On-line Programs and Foreign Language Adaptations; provided, however, that in the event that Author desires to obtain any rights in and to any Publisher Enhanced Core Technology that may exist from time to time after the date hereof, Author shall contact Publisher, and Author and Publisher shall commence good faith negotiations with respect to whether, and if so the terms upon which the rights to any Publisher Enhanced Core Technology may be granted to Author; provided, however, that in no event shall Publisher have any obligation whatsoever to develop any Publisher Enhanced Core Technology.

(d) That,  in addition to the rights  granted to  Publisher  pursuant to Section
3.01 of the Agreement, Author hereby grants to Publisher the perpetual, exclusive (even as against Author), worldwide, royalty-free, non-transferable license to publish, manufacture, reproduce, market, and distribute the Catalog Components solely in connection with the exploitation of the Works, Derivative Works, Conversions, Derivative On-line Programs and Foreign Language Adaptations, but (i) only for so long as Author shall have the rights so to sublicense Publisher, and (ii) only in accordance with Author's rights so to sublicense Publisher; provided, however, that the exclusive license granted herein shall not limit or restrict in any way Author's rights to use and make use of the Catalog Components and Additional Catalog Components other than in connection with the exploitation of the Works, Derivative Works, Conversions, Derivative On-line Programs and Foreign Language Adaptations. In the event that Author enhances the digital product catalogs of home furnishings and fixtures and interior design elements and materials contained in such Catalog Components ,then Author shall promptly make such enhancements available to Publisher, without charge, to enable Publisher to exploit such enhancements in the manner described above in this Section 3(d), provided, however, that in no event shall Author have any obligation whatever to enhance any digital product catalogs. Without limiting the provisions of this Section 3(c), in no event shall Publisher be obligated to publish, manufacture, reproduce, market, modify, enhance or distribute any Catalog Components in connection with the exploitation of the Works, Derivative Works, Conversions, Derivative On-line Programs or Foreign Language Adaptations.

(e) That, in the event that Author develops, or has developed, any Additional Catalog Components, then upon Publisher's written request, Author and Publisher shall commence good faith negotiations with respect to whether, and if so the terms upon which, the rights to any Additional Catalog Components may be granted to Publisher , provided, however, that in no event shall Author have any obligation whatever to develop or have developed any Additional Catalog Components. Without limiting the provisions of this Section 3(e), in no event shall Publisher be obligated to publish, manufacture, reproduce, market,modify, enhance or distribute any Additional Catalog Components in connection with the exploitation of the Works, Derivative Works, Conversions, Derivative On-line Programs or Foreign Language Adaptations. In addition, nothing set forth in this Amendment shall be construed to limit Publisher's ability to incorporate in the Works, Derivative Works, Conversions, Derivative On-line Programs or Foreign Language Adaptations any components containing digital product catalogs of home furnishings and fixtures and interior design elements and materials which may be developed by or on behalf of Publisher without using, directly or indirectly, the Core Technology or Author's Enhanced Core Technology, provided, that such components may be developed by or on behalf of Publisher to be compatible with the Core Technology and/or Author's Enhanced Core Technology (f) That, without limiting the rights granted to Publisher under this Section 3, or under Section
3.01 of the Agreement (as amended hereby), Publisher hereby (i) acknowledges that Author currently engages, and in the future will engage, in the provision of product cataloging and electronic commerce and related services on the Internet (and on and through other interactive products and media, including future successor media, now known or hereafter developed), including, without limitation on world wide web and successor sites maintained by one or more product vendors, (ii) covenants and agrees that the continued provision of such services shall not constitute a conflict with the exclusive rights granted to Publisher under this Section 3, or under Section 3.01 of the Agreement (as amended hereby); and (iii) Publisher shall not use or permit any use of any rights or properties whatever licensed from Author in any way or on any medium that competes with Author's services described in (ii), provided, that Author hereby acknowledges and agrees that the development, maintenance and support by or on behalf of Publisher of a site on the Internet (and on and through other interactive products and media, including future successor media, now known or hereafter developed), including, without limitation, on the world wide web, for purposes of enabling end-users of the Works, Derivative Works, Conversions, Derivative On-line Programs and/or Foreign Language Adaptations to access Catalog Components and Additional Catalog Components to be used in connection with the Works, Derivative Works, Conversions, Derivative On-line Programs and Foreign Language Adaptations, shall not be deemed to be a conflict or breach of the provisions of Section 3(f)(iii).

(g) Publisher acknowledges and agrees that nothing in the Agreement, as amended hereby, shall limit or restrict in any way whatever Author's right and ability to use the Core Technology and Author Enhanced Core Technology, and Catalog
Components and Additional Catalog Components in and in the development of products other than the Works, Derivative Works, Conversions, Derivative On-line Programs or Foreign Language Adaptations.

4. Section 4 of the Agreement shall be deleted and restated as follows as if originally set forth therein:

"4. Payments. In consideration for the execution of this Amendment, Publisher shall pay to Author One Million Nine Hundred Eighty Thousand Dollars ($1,980,000) (the "Consideration"), which shall be paid concurrently with the execution hereof. Without limiting any other provision of this Amendment, the parties hereto acknowledge and agree that, except as provided herein, each party's respective obligations to make payments, or to return any payments made prior to the date hereof, under the Agreement shall terminate, including, without limitation, Publisher's obligation to pay to Author any amounts withheld from payment to Author as reserves for product returns pursuant to Section 4.02(d) of the Agreement, and Author's obligation to return any amounts paid to Author by Publisher as an advance against future royalties. In addition, Publisher shall be responsible for all Units returned by customers following the date hereof.

5. Section 5 of the Agreement shall be deleted.

6. Section 6 of the Agreement shall be deleted.

7. Section 7 of the Agreement shall be deleted.

8. Section 8 of the Agreement shall be deleted.

9. Section 9 of the Agreement shall be deleted and restated as follows as if originally set forth therein:

"9. Term. The term of this Agreement, as amended hereby shall be perpetual."

10. Section 10 of the Agreement shall be amended to provide that the obligations of the Author thereunder to repair defects without charge shall (i) only apply to the Works, Conversions and Foreign Language Adaptations, including, without limitation, Core Technology, Author Enhanced Core Technology, Catalog Components and Additional Catalog Components, except to the extent, and solely to the extent, any of the foregoing have been modified in any material respect by the Publisher and (ii) shall terminate one (1) year from the date of this Amendment. In the event that Publisher requests Author to repair any defects in the Works, Conversions and Foreign Language Adaptations, including, without limitation, Core Technology, Author Enhanced Core Technology, Catalog Components and Additional Catalog Components either (a) following the date which is one (1) year after the date of this Amendment, or (b) to the extent any such defects result from any modification of any of the foregoing in any material respect by the Publisher, then Publisher shall be obligated to compensate Author for such repair services upon terms to be mutually agreed to between the parties after good faith negotiations.

11. Section 11 of the Agreement shall remain in full force and effect, and the representations made by each party therein shall be deemed to have been made by each party on the date hereof.

12. Section 12 of the Agreement shall be deleted.

13. Section 13 of the Agreement shall be amended to provide:

(a) Section 13.01 of the Agreement shall be deleted and restated as follows as if originally set forth therein:"In addition to any copyright notices placed thereon, Publisher shall place a copyright notice on the packaging, CD-ROM (or other memory storage device used to distribute the Works), user documentation and user interface of the software for all Works and any Derivative Works, Conversions and Foreign Language Adaptations, and in other appropriate places for Derivative On-line Programs and Derivative Products, which shall read (solely with respect to the Core Technology and Author Enhanced Core Technology):"(C)199_ ModaCAD, Inc.'" (b) Section 13.03 of the Agreement shall be deleted.

14. Section 14 of the Agreement shall be deleted.

15. Section 15, of the Agreement shall be amended to provide that the last sentence of Section 15 shall be deleted and replaced with the sentence set forth below, as if originally set forth therein: "Notwithstanding any other provisions of this Agreement, the rights and obligations of this Section 15 shall survive for a period of ten (10) years from the date hereof." (b) Section 15 of the Agreement shall be supplemented by adding the following paragraph as if originally set forth therein:

"Publisher covenants and agrees that the disclosure and license as herein provided of Core Technology and Author Enhanced Core Technology (together, "Proprietary Code") is made in strict confidence and Publisher acknowledges that the Proprietary Code contains valuable trade secrets and legally protected intellectual property of Author and Author's licensors, and that, accordingly, Publisher shall maintain all Proprietary Code obtained as a result of this Agreement in strict confidence. Without limitation of any other provision of this Agreement, Publisher shall not disclose any of the Proprietary Code to any person or entity without the prior written consent of Author; and, further, Publisher shall take such actions as may be reasonably necessary to prevent any unauthorized disclosure of the Proprietary Code to others. Such actions shall include, but not necessarily be limited to (i) refraining from making any copies of any of the Proprietary Code, or any portion thereof, except for the purposes contemplated by this Agreement; and (ii) storing the Proprietary Code, as well as Publisher's notes, writings and/or data files containing any of Author's Proprietary Code in a secure site when not in use. As a condition to the disclosure of the Proprietary Code to one or more of Publisher's directors, officers, employees, representatives, agents and advisors for purposes contemplated by this Agreement, Publisher shall (i) limit such disclosure to the fewest number of such persons who have a reasonable need to know the same; (ii) inform such persons of the confidential and proprietary nature of the Proprietary Code and of the terms of this Agreement; and (iii) inform him, her or them, as the case may be, that upon such disclosure, they will become bound by these terms.

16. Section 16 of the Agreement shall be deleted in its entirety and restated as follows as if originally set forth therein:

"Except as expressly provided in, the Agreement, as amended hereby, Publisher acknowledges that Author has not made any representation or warranty to the Publisher as to the specifications, capabilities, implementations, uses or functions of the Proprietary Code, nor has Author made any representation or warranty as to the possible or expected success of the Proprietary Code in any specific use, and Author shall have no liability with respect to any of the foregoing. Except as expressly provided in the Agreement, as amended hereby, Author does not make by virtue of the Agreement, as amended hereby, or by virtue of the transactions contemplated herein, and Author expressly disclaims, any representation or warranty, whether express or implied, with respect to the Proprietary Code or its applications or uses, including but not limited to implied warranties of merchantability and fitness for a particular purpose. Except for the indemnity obligations of Author and Publisher expressly provided in the Agreement, as amended hereby, neither Author nor Publisher shall be liable to the other for any consequential, incidental, indirect or special damages in connection with the Proprietary Code, or performance of obligations under the Agreement, as amended hereby, even if the other party has been apprised of the likelihood of such damages occurring."

17. The Amendment to the Agreement dated October 11, 1996 shall be terminated and shall be of no further force and effect.

18. Except for the obligations and rights conferred by, or arising under or in connection with, the Agreement, as amended hereby (including, any claims, demands, costs, contracts, liabilities, objections, rights, damages, expenses, compensation and actions and causes of action arising hereunder): (i) the Author, on behalf of itself, hereby waives and releases and discharges Publisher, as well as its respective officers, directors, shareholders and agents, from any and all claims, demands, costs, contracts, liabilities, objections, rights, damages, expenses, compensation and actions and causes of action of every nature, whether in law or in equity, known or unknown, or suspected or unsuspected, which such parties ever had or now have against each other of any type, nature and description; and (ii) the Publisher, on behalf of itself, hereby waives and releases and discharges Author, as well as its officers, directors, shareholders and agents, from any and all claims, demands, costs, contracts, liabilities, objections, rights, damages, expenses, compensation, and actions and causes of action of every nature, whether in law or in equity, known or unknown, or suspected or unsuspected, which such parties ever had or now have against each other of any type, nature and description. Subject always to the provisions of the immediately preceding paragraph, the parties expressly waive and relinquish any and all rights which they may have under the provisions of 1542 of the California Civil Code which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

19. Each party hereto shall execute and deliver after the date hereof such instruments and take such other actions as the other party may reasonably request in order to carry out the intent of the Agreement, as amended hereby, or to better evidence or effectuate the transactions contemplated in the Agreement, as amended hereby.

20. Except as expressly amended hereby, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Author"                                "Publisher"

MODACAD, INC                            BRODERBUND SOFTWARE, INC.

/S/ MAURIZIO VECCHIONE                  /S/ MARK HATTENDORF
-----------------------                 --------------------
Maurizio Vecchione,                     Mark Hattendorf,
President and COO                       Group VP and CFO

SCHEDULE 2(b)


Product Upgrade: Version 2 of "3D Home Interiors"

Delivery Schedule: Gold Master Version.